Exhibit 99.1

News Release

Contacts:	U.S. Well Services
Josh Shapiro, VP, Finance and Investor Relations
(832) 562-3730
IR@uswellservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
(713) 529-6600
USWS@dennardlascar.com

U.S. Well Services Announces First Quarter 2020 Financial and Operational Results

HOUSTON – May 11, 2020 – U.S. Well Services, Inc. (the “Company”, “U.S. Well Services” or “we”) (NASDAQ: USWS) today reported first quarter 2020 financial and operational results.

First Quarter 2020 Highlights

•	Finalized a long-term contract with EQT Corporation in April 2020 to provide electric fracturing services in the Northeast beginning in January 2020 for up to three years if all optional extensions are exercised
•	Raised $21 million of Series B Redeemable Convertible Preferred Equity issued on April 1, 2020
•	Amended terms of ABL Credit Facility and Senior Secured Term Loan, extending maturities by 12 months and 18 months, respectively, and eliminated scheduled principal amortization and interest payments on the Senior Secured Term Loan for 24 months
•	Proactively implemented cost cutting initiatives and recorded a $9.0 million provision for doubtful collections of accounts receivable in light of current market conditions
•	Averaged 8.9 fully-utilized fleets compared to 6.8 fully-utilized fleets during the fourth quarter of 2019
•	Total revenue of $112.0 million compared to $92.7 million in the fourth quarter of 2019
•	Net loss attributable to the Company of $172.4 million compared to net loss of $33.2 million in the fourth quarter of 2019
•	Adjusted EBITDA(1) of $12.7 million, or $21.8 million as adjusted for the provision for doubtful collections, compared to $12.1 million in the fourth quarter of 2019
•	Reported annualized Adjusted EBITDA per fully-utilized fleet of $5.7 million, or $9.8 million before provision for doubtful collections, compared to $7.1 million for the fourth quarter of 2019(2)
•	After deduction of fluid end maintenance capital expenditures, annualized Adjusted EBITDA per fully-utilized fleet was $4.3 million compared to $6.3 million for the fourth quarter of 2019
•	Total liquidity, consisting of cash and availability under the Company’s asset-backed revolving credit facility, was $22.4 million as of March 31, 2020

(1)	Each of Adjusted EBITDA and Adjusted EBITDA margin is a Non-GAAP financial measure. Please read “Non-GAAP Financial Measures.”
(2)	Adjusted EBITDA per fully-utilized fleet equivalent is defined as Adjusted EBITDA divided by the product of average active fleets during the quarter and the utilization rate for active fleets during the quarter.

“U.S. Well Services posted solid financial and operational performance in spite of the significant slowdown in activity that began in March due to onset of the COVID-19 pandemic,” said Joel Broussard, President and CEO of U.S. Well Services. “I am pleased with the actions our team has taken to safeguard the wellbeing of our employees and help the Company weather the recent market turmoil, and I believe U.S. Well Services remains positioned to be an industry leader as market activity recovers.

“Our ability to execute new contracts for electric hydraulic fracturing services in the midst of global economic turmoil is a testament to U.S. Well Services’ differentiated hydraulic fracturing technology and demonstrated track record for operational excellence. We are continuing to work to deploy fleets at economical pricing while rationalizing costs.”

Outlook

The rapid slowdown in global economic activity in reaction to the COVID-19 pandemic has created both an unprecedented collapse in demand for crude oil and a deteriorating imbalance between global inventories and demand. In response, U.S. E&P companies have not only significantly reduced completions activity, but have also taken steps to shut in existing production. Although U.S. Well Services expects that demand and activity will recover from current levels, the duration of the current market turmoil remains uncertain.

Beginning in late February, U.S. Well Services took proactive measures to ensure the safety of its employees and customers, as well as to reduce the Company’s cost structure in order to preserve cash. During the first quarter, U.S. Well Services made substantial headcount reductions and furloughs where necessary, eliminated its 401(k) matching, and reduced compensation company-wide, including 20% salary cuts for our senior management and Board of Directors.

Subsequent to the first quarter of 2020, U.S. Well Services completed an offering of 21,000 shares of Series B Redeemable Convertible Preferred Equity generating net proceeds of approximately $20.1 million. The Company also amended the terms of its ABL Credit Facility and Senior Secured Term Loan in order to maximize financial flexibility. Under the terms of the amendments, the ABL Credit Facility’s maturity date was extended by 12 months, the Senior Secured Term Loan’s maturity date was extended by 18 months and interest and scheduled principal repayments to the Senior Secured Term Loan lenders were suspended for 24 months. In exchange for these amendments to the Senior Secured Term Loan, U.S. Well Services paid a $20 million cash fee and issued 1,050 shares of Series B Redeemable Convertible Preferred Equity and 5.5 million shares of U.S. Well Services Class A Common Equity to lenders under the Term Loan Facility.

2

First Quarter 2020 Financial Summary

Revenue for the first quarter of 2020 increased 21% to $112.0 million versus $92.7 million in the fourth quarter of 2019, driven by an increase in the number of active fleets. U.S. Well Services averaged 10.7 active fleets during the quarter, as compared to 8.0 for the fourth quarter of 2019. Utilization of the Company’s active fleets averaged 84% during the first quarter, resulting in a fully-utilized equivalent of 8.9 fleets. This compares to 84% utilization and a fully-utilized equivalent of 6.8 fleets for the fourth quarter of 2019.

Costs of services, excluding depreciation and amortization, for the first quarter of 2020 increased to $85.2 million from $76.1 million during the fourth quarter of 2019, primarily as a result of higher activity levels and an increase in consumables provided to customers, including sand, chemicals and sand transportation.

Selling, general and administrative expense (“SG&A”) increased to $19.1 million in the first quarter of 2020 from $7.4 million in the fourth quarter of 2019. In light of the recent collapse in crude oil pricing, U.S. Well Services recorded an expense of $9.0 million to reserve for doubtful collections of accounts receivable. Excluding severance, stock-based compensation and the provision for losses on accounts receivable, SG&A in the first quarter of 2020 was $8.4 million compared to $6.1 million in the fourth quarter of 2019. This sequential increase was primarily attributable to an increase in compensation and professional fees related to litigation.

As a result of the significant deterioration in market conditions, U.S. Well Services performed an impairment test in the first quarter of 2020 and determined that the carrying value of long-lived assets exceeded their fair value. The Company recorded an impairment of $147.5 million, consisting of a $7.2 million charge to reduce the carrying value of intangible assets and a $140.3 million charge to reduce the carrying value of property and equipment.

Net loss attributable to the Company increased sequentially to $172.4 million in the first quarter of 2020 from $33.2 million in the fourth quarter of 2019, driven primarily by the impairment of long-lived assets. Adjusted EBITDA increased 5% in the first quarter of 2020 to $12.7 million from $12.1 million in the fourth quarter of 2019. Adjusted EBITDA excluding provisions for doubtful collections of accounts receivable was $21.8 million, or $9.8 million per fully-utilized fleet. Adjusted EBITDA margin decreased to 11% from 13% in the fourth quarter of 2019.(1)

Operational Highlights

U.S. Well Services exited the first quarter with 4 active frac fleets, with two fleets in the Appalachian Basin, one fleet in the Eagle Ford and one fleet in the Permian Basin.

U.S. Well Services’ operating efficiency improved sequentially, with stage count per fully-utilized fleet increasing by approximately 2%, completing 5,006 frac stages during the first quarter of 2020, or 562 stages per fully-utilized fleet, as compared to 3,726 frac stages, or 548 stages per fully-utilized fleet, during the fourth quarter of 2019. Pumping hours per day increased approximately 2% sequentially. USWS pumped for 9,361 hours during 742 frac days, as compared to 6,771 hours during 548 frac days in the fourth quarter of 2019.

3

U.S. Well Services continues to be the market leader in electric fracturing, with 12,869 electric fracturing stages completed since the deployment of our first Clean Fleet® in 2014. The Company continued to expand its intellectual property portfolio during the first quarter, receiving a grant for one additional patent, bringing our total granted patent portfolio to 37 patents, with 129 patents pending.

Balance Sheet and Capital Spending

As of March 31, 2020, total liquidity was $22.4 million, consisting of $9.6 million of cash on the Company’s balance sheet and $12.8 million of availability under the Company’s asset-backed revolving credit facility, and net debt was $306.0 million.

Capital expenditures, on an accrual basis, were $23.3 million during the first quarter of 2020. The capital expenditures consisted of $13.3 million for growth initiatives and $10.0 million for maintenance capital expenditures, which equates to an annualized rate of $4.5 million per fully-utilized fleet. Maintenance capital expenditures during the first quarter of 2020 included approximately $3.1 million for fluid ends. In connection with the Company’s review of impairment of long-lived assets, U.S. Well Services determined that the useful life of its fluid ends and fuel injectors was less than one year. As a result, the costs associated with the replacement of these components will no longer be capitalized, but instead expensed as incurred. This change in accounting estimate was implemented in March 2020 and was accounted for prospectively.

Conference Call Information

The Company will host a conference call at 4:00 pm Central / 5:00 pm Eastern Time on Monday, May 11, 2020 to discuss financial and operating results for the first quarter of 2020 and recent developments. This call will also be webcast and an investor presentation will be available on U.S. Well Services’ website at http://ir.uswellservices.com/events-and-presentations/events. To access the conference call, please dial 201-389-0872 and ask for the U.S. Well Services call at least 10 minutes prior to the start time or listen to the call live over the Internet by logging on to the Company’s website from the link above. A telephonic replay of the conference call will be available through May 18, 2020 and may be accessed by calling 201-612-7415 using passcode 13703536#.  A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

4

About U.S. Well Services, Inc.

U.S. Well Services, Inc. is a leading provider of hydraulic fracturing services and a market leader in electric fracture stimulation. The Company’s patented electric frac technology provides one of the first fully electric, mobile well stimulation systems powered by locally supplied natural gas including field gas sourced directly from the wellhead. The Company’s electric frac technology dramatically decreases emissions and sound pollution while generating exceptional operational efficiencies including significant customer fuel cost savings versus conventional diesel fleets. For more information visit: www.uswellservices.com. The information on our website is not part of this release.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, availability under the Company’s credit facilities, benefits obtained from the Company’s strategic financing transactions, the Company’s financial position and liquidity, business strategy and objectives for future operations, results of discussions with potential customers, benefits obtained from the Company’s patent-pending PowerPath technology, potential new contract opportunities and planned deployment and operation of fleets, are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “guidance,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “target” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those identified in this release or disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include changes in market conditions, changes in commodity prices, changes in supply and demand for oil and gas, changes in demand for our services, availability of financing and capital, the Company’s liquidity, the Company’s compliance with covenants under its credit agreements, actions by customers and potential customers, geopolitical events, availability of equipment and personnel and other factors described in the Company’s public disclosures and filings with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K filed on March 14, 2019 and in our quarterly reports on Form 10-Q. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

- Tables to Follow -

5

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and amounts in thousands except for active fleets and per share amounts)

	Three Months
	March 31, 2020	December 31, 2019	March 31, 2019

Statement of Operations Data:
Revenue	$112,035	$92,682	$139,772
Costs and expenses:
Cost of services (excluding depreciation and amortization)	85,153	76,115	109,681
Depreciation and amortization	32,008	36,260	37,844
Selling, general and administrative expenses	19,058	7,382	8,620
Impairment loss on long-lived assets	147,543	-	-
Loss on disposal of assets	4,244	4,182	6,904
Loss from operations	(175,971)	(31,257)	(23,277)
Interest expense, net	(7,952)	(8,715)	(5,115)
Other income (expense)	6	(7)	27
Loss before income taxes	(183,917)	(39,979)	(28,365)
Income tax expense (benefit)	(750)	(546)	124
Net loss	(183,167)	(39,433)	(28,489)
Net loss attributable to noncontrolling interest	(10,800)	(6,240)	(6,217)
Net loss attributable to U.S. Well Services, Inc.	$(172,367)	$(33,193)	$(22,272)
Dividends accrued on Series A preferred stock	(1,751)	(1,720)	-
Deemed and imputed dividends on Series A preferred stock	(6,249)	(5,240)	-
Net loss attributable to U.S. Well Services, Inc. common stockholders	$(180,367)	$(40,153)	$(22,272)

Net loss attributable to U.S. Well Services, Inc. stockholders per common share:
Basic and diluted	(3.00)	(0.74)	(0.45)
Weighted average common shares outstanding:
Basic and diluted	58,620	53,279	47,398

Other Financial and Operational Data
Capital Expenditures (1)	23,302	22,350	155,111
Adjusted EBITDA (2)	12,748	12,138	27,984
Average Active Fleets	10.7	8.0	11.0

(1)	Capital expenditures presented above are shown on an accrual basis, including capital expenditures in accounts payable, accrued liabilities and under equipment financing arrangements.
(2)	Adjusted EBITDA is a Non-GAAP Financial Measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

6

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, amounts in thousands except shares)

	Year Ended
	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,068	$33,794
Restricted cash	519	7,610
Accounts receivable (net of allowance for doubtful accounts of $9,000 and $22 as of March 31, 2020 and December 31, 2019, respectively)	89,853	79,542
Inventory, net	9,619	9,052
Prepaids and other current assets	12,386	13,332
Total current assets	121,445	143,330
Property and equipment, net	273,828	441,610
Intangible assets, net	14,191	21,826
Goodwill	4,971	4,971
Deferred financing costs, net	1,164	1,045
TOTAL ASSETS	$415,599	$612,782
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$75,063	$70,170
Accrued expenses and other current liabilities	18,492	40,481
Notes payable	6,025	8,068
Current portion of long-term equipment financing	2,755	5,564
Current portion of long-term capital lease obligation	9,081	10,474
Current portion of long-term debt	-	6,250
Total current liabilities	111,416	141,007
Long-term equipment financing	12,002	10,501
Long-term debt	285,752	274,391
Other long-term liabilities	920	215
TOTAL LIABILITIES	410,090	426,114

MEZZANINE EQUITY
Series A Redeemable Convertible Preferred Stock, par value $0.0001 per share; 55,000 shares authorized, issued and outstanding as of March 31, 2020 and December 31, 2019; aggregate liquidation preference of $60,801 and $59,050 as of March 31, 2020 and December 31, 2019, respectively	46,928	38,928
STOCKHOLDERS' EQUITY (DEFICIT)
Class A Common Stock, par value of $0.0001 per share; 400,000,000 shares authorized; 62,355,657 shares and 62,857,624 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	5	5
Class B Common Stock, par value of $0.0001 per share; 20,000,000 shares authorized; 13,937,332 shares issued and outstanding as of March 31, 2019 and December 31, 2018	1	1
Additional paid in capital	242,143	248,302
Accumulated deficit	(283,568)	(111,201)
Total stockholders' equity (deficit) attributable to U.S. Well Services, Inc.	(41,419)	137,107
Noncontrolling interest	-	10,633
Total Stockholders' Equity (Deficit)	(41,419)	147,740
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY	$415,599	$612,782

7

U.S. WELL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2020 AND 2019

(unaudited and amounts in thousands)

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(183,167)	$(28,489)
Adjustments to reconcile net loss to cash provided by (used in)
operating activities:
Depreciation and amortization	32,008	37,844
Impairment loss on long-lived assets	147,543	-
Provision for losses on accounts receivable	9,031	-
Loss on disposal of assets	4,244	6,904
Share-based compensation expense	2,078	1,059
Other noncash items	617	1,097
Changes in working capital	(23,913)	(5,402)
Net cash provided by (used in) operating activities	(11,559)	13,013
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(35,017)	(52,442)
Proceeds from sale of property and equipment	14,907	-
Net cash used in investing activities	(20,110)	(52,442)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of revolving credit facility	9,476	9,025
Repayments of revolving credit facility	(2,381)	-
Proceeds from issuance of long-term debt	-	35,000
Repayments of long-term debt	(2,500)	-
Repayments of note payable	(2,042)	(2,179)
Repayments of amounts under equipment financing agreements	(1,308)	(6,683)
Principal payments under finance lease obligation	(1,393)	(4,379)
Other	-	(1,487)
Net cash provided by (used in) financing activities	(148)	29,297
Net decrease in cash and cash equivalents and restricted cash	(31,817)	(10,132)
Cash and cash equivalents and restricted cash, beginning of period	41,404	30,036
Cash and cash equivalents and restricted cash, end of period	$9,587	$19,904

8

Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. The Company believes, however, that certain non-GAAP performance measures allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance and compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure. Additionally, the Company believes the use of certain non-GAAP measures highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures.

Reconciliation of Net Income to Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of the Company’s profitability or liquidity. The Company’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate the Company’s operating performance, compare the results of its operations from period to period and against the Company’s peers without regard to the Company’s financing methods, hedging positions or capital structure and because it highlights trends in the Company’s business that may not otherwise be apparent when relying solely on GAAP measures. The Company believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA that the Company presents may not be comparable to similarly titled measures of other companies.

The Company defines EBITDA as earnings before interest, income taxes, depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA excluding the following: loss on disposal of assets; share-based compensation; impairments; and other items that the Company believes to be non-recurring in nature. The Company defines Adjusted EBITDA margin as Adjusted EBITDA as a percentage of Revenue.

9

U.S. WELL SERVICES, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (NON-GAAP) TO NET INCOME (GAAP)

(unaudited, amounts in thousands)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net loss	$(183,167)	$(39,433)	$(28,489)
Interest expense, net	7,952	8,715	5,115
Income tax expense (benefit)	(750)	(546)	124
Depreciation and amortization	32,008	36,260	37,844
EBITDA	(143,957)	4,996	14,594
Loss on disposal of assets (a)	4,244	4,182	6,904
Share based compensation (b)	2,078	2,083	1,059
Impairment loss (c)	147,543	-	-
Fleet start-up and relocation costs (d)	-	877	3,992
Restructuring and transaction related costs (e)	-	-	1,435
Severance and restructuring (f)	2,840	-	-
Adjusted EBITDA	$12,748	$12,138	$27,984

(a)	Represents net losses on the disposal of property and equipment.
(b)	Represents non-cash share-based compensation.
(c)	Represents a non-cash impairment loss with respect to long-lived assets.
(d)	Represents non-recurring costs related to the start-up and relocation of hydraulic fracturing fleets.
(e)	Represents non-recurring third-party professional fees and other costs including costs related to financing transactions, the capital restructuring and the potential sale of U.S. Well Services, LLC.
(f)	Represents severance and restructuring cost related to reductions in force and facility closures.

10